Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457 (r) and 457(o)	—	—	$2,000,000,000	0.00014760	$295,200	—	—	—	—
Carry Forward Securities
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$2,000,000,000		$295,200

	Total Fees Previously Paid							—

	Total Fee Offsets							$60,773.92

	Net Fee Due							$234,426.08

(1)	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-264352 filed by the registrant on April 18, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	VICI Properties Inc.	424(b)(5)	333-264352	February 28, 2023		$60,773.92	Equity	Common Stock, $0.01 par value per share		$551,487,493.49

Fee Offset Sources	VICI Properties Inc	424(b)(5)	333-264352		February 28, 2023						$165,300

(1)	$1,500,000,000 in aggregate offering amount of common stock was previously registered under the prospectus supplement filed by VICI Properties Inc. on February 28, 2023 and the registration statement on Form S-3 (File No. 333-264352) filed by VICI Properties Inc. on April 18, 2022, of which $551,487,493.49 in aggregate offering amount has not been sold. Pursuant to Rules 457(p) under the Securities Act of 1933, as amended, the registration fee due hereunder is offset by the amount of filing fees of $60,773.92 attributable to such unsold shares. The registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.